Exhibit 99.2

 Equity Commonwealth to AcquireMonmouth Real Estate Investment Corporation  Merger Investor PresentationMay 4, 2021

 Forward-Looking Statements Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating asset sales and the timing thereof. Any forward-looking statements contained in this presentation are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect the current views of Equity Commonwealth (NYSE: EQC) about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances regarding EQC and Monmouth Real Estate Investment Corporation (NYSE: MNR) that may cause EQC’s actual results to differ significantly from those expressed in any forward-looking statement, including, without limitation, (i) inability to complete the proposed merger because, among other reasons, one or more conditions to the closing of the proposed merger may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed merger; (iii) potential adverse effects or changes to relationships with EQC’s and/or MNR’s tenants, employees, service providers or other parties resulting from the announcement or completion of the proposed merger; (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (v) possible disruptions from the proposed merger that could harm EQC’s or MNR’s respective business, including current plans and operations; (vi) unexpected costs, charges or expenses resulting from the proposed merger; (vii) uncertainty of the expected financial performance of EQC following completion of the proposed merger, including the possibility that the benefits anticipated from the proposed merger will not be realized or will not be realized within the expected time period; (viii) legislative, regulatory and economic developments; and (ix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and epidemics and pandemics, including COVID-19, as well as EQC’s or MNR’s management’s response to any of the aforementioned factors. EQC does not guarantee that the transactions and events described will happen as described (or that they will happen at all). While forward-looking statements reflect EQC’s good faith beliefs, they are not guarantees of future performance. EQC disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause EQC’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the EQC’s most recent Annual Report on Form 10-K and in EQC’s Quarterly Reports on Form 10-Q for subsequent quarters.No Offer or SolicitationThis presentation is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  Important Information

Transaction Overview

Strategic Platform for Equity Commonwealth to Transition into the Industrial Real Estate Sector

Transaction Details

- All-stock acquisition by Equity Commonwealth ("EQC") of Monmouth Real Estate Investment Corporation ("Monmouth") (the "Transaction")
- Monmouth common shareholders receive 0.67 of a share of Equity Commonwealth
- Implied transaction value of $3.4 billion[1]
- Combined equity market capitalization of approximately $5.5 billion and total capitalization of $6.5 billion[1]
- Pro forma ownership of approximately 65% EQC / 35% Monmouth

Management & Governance

- EQC board and management team to continue to lead the combined company
- No change in name, trading venue and headquarters of EQC
- Monmouth to designate two individuals to join EQC's Board of Trustees; EQC will have 10 total board members[2]
- Sam Zell – Chairman of the Board and David Helfand – President and Chief Executive Officer will continue to lead EQC

Dividends

- Monmouth to continue paying its current common dividend of $0.18 per share up to and prior to closing of the Transaction
- EQC anticipates paying a quarterly dividend post closing of the Transaction; timing and amount will be determined by the Board

Timing & Approvals

- Transaction is expected to close in 2H 2021, subject to customary closing conditions
- Required approvals include (i) a majority of votes cast by EQC shareholders and (ii) two-thirds of the outstanding common shares of Monmouth

[1] Based on EQC closing price of $28.95 on May 4, 2021.
[2] As disclosed in the proxy filed on April 27, 2021, EQC's board will be reduced from the current 11 to 8 in June 2021, following its annual shareholder meeting.

EQC Equity Commonwealth
3

 Attractive entry point into a fast-growing sector with robust long-term fundamentals – opportunity to build a leading industrial business and participate in the long-term growth of the sector  Strategic Rationale  The Transaction Provides Shareholders the Opportunity for Long-Term Value Creation in the Industrial Sector  1  Balance of scale, stability and growth – shareholders expected to benefit from the stable recurring cash flows from the portfolio and the balance sheet strength of EQC which provides significant dry powder for future acquisitions  2  Increased diversification over time – Monmouth’s largest tenant represents 55% of annual rent; EQC plans to diversify its tenant base and industry concentrations as the portfolio grows  Fully funded growth strategy – growth strategy is not dependent on raising additional debt or equity capital since EQC is expected to have approximately $2.5 billion of balance sheet cash after closing of the Transaction  High-quality properties – modern portfolio located in major Eastern U.S. population centers with many properties near airports, seaports, and transportation hubs, positioning the portfolio to serve both the first mile and last mile of the supply chain   4  3  5

   Source: Monmouth filings. Information as of March 31, 2021 unless otherwise stated.1 As of March 31, 2021 and excludes the 60,400 SF Carlstadt, property which was sold on April 15, 2021.  Monmouth Portfolio at March 31, 2021  High Quality National Portfolio Supported by Investment Grade Tenants  Focus on major U.S. population centers in eastern U.S   # of Properties1  120  # of States1  31  Total Square Feet (million SF)1  24.5  Average Size (SF)1  204K  Occupancy   99.7%  Investment Grade Tenants as % of Rent1  83%  Rent from Fedex as % of Total Rent   55%  Weighted Average Rent Per SF  $6.51  Weighted Average Lease Term  7.4 years  Average Building Age1  9.9 years   Monmouth LQA NOI ($ million)  $155  Portfolio Summary  Geographic Overview  Blue-Chip Tenants  Blue-chip tenant base includes Fedex, Amazon, Anheuser-Busch, Beam Suntory, Coca-Cola, Home Depot, International Paper, Shaw Industries, Sherwin-Williams, Siemens, Toyota, and UPS

Stable In-Place Cash Flows and Growth Opportunities

Monmouth's Contracted Acquisitions and Expansions

Run-Rate Impact from Recent Acquisitions

- 6 properties acquired in the since the beginning of 2020
- 1.8 million total SF
- Total purchase price of $264 million
- Annual rent of $16 million
- 100% net leased to investment grade tenants

\+

Parking Expansion Projects in Progress

- 8 parking expansion projects currently underway
- Total expected cost of $31 million
- Projects expected to capture additional rent and extend duration of existing leases

\+

Contracted Acquisitions

- 6 build-to-suit projects
- Approximately 1.8 million total SF
- Total purchase price of $238 million
- $14 million of annual rent
- 100% net leased to investment grade tenants
- Weighted average lease term of 13.5 years

\+

Potential Acquisitions & Future Expansions

- Significant balance sheet capacity for future acquisitions
- In discussions to expand the parking at additional locations
- Properties contain ample land that may accommodate future expansion projects
- Portfolio land-to-building ratio of 5:1
- FedEx properties land-to-building ratio of 6:1

Source: Monmouth filings. Information as of March 31, 2021 unless otherwise stated.

EQC Equity Commonwealth
6

Go Forward Business Strategy

Well Positioned to Execute on Growth Strategy to Create Long Term Value for Shareholders

Target Acquisitions	▪ Focus on high-quality industrial assets in markets across the US supported by strong demand ▪ $2.5 billion of pro forma balance sheet cash ▪ Additional acquisition capacity from sale of office properties and marketable securities portfolio
Dividend Policy	▪ EQC anticipates paying a quarterly dividend post closing of the Transaction ▪ The timing and amount of the dividend will be determined by the Board of Trustees
Capital Structure	▪ Long-term leverage target in line with the industrial REIT sector ▪ EQC expects to pay $25 per share plus accrued distributions to cash-out Monmouth's Series C Redeemable Preferred Stock in connection with the merger
Synergies	▪ Savings from cash-out of Monmouth's Series C Redeemable Preferred Stock ▪ Pro forma G&A expected to be in-line with current EQC after transition period

EQC Equity Commonwealth

7

Pro Forma Capitalization

Post Transaction, EQC Will Have Approximately $2.5 Billion of Cash to Fund Potential Acquisitions

(In millions, unless otherwise stated)	EQC	Monmouth	Combined[4]
Total shares and units[1]	123.4	98.6	189.4
Equity Market Capitalization[1,2]	$ 3,571	$ 1,913	$ 5,484
Debt	0	941	941
Preferred Equity	119	550	119
Total Market Capitalization	**$ 3,690**	**$ 3,404**	**$ 6,544**

Cash and Marketable Securities[3]	$ 2,971	$ 151	$ 2,459
Net Debt / (Cash)	(2,971)	790	(1,518)
Total Debt as a % of Total Market Capitalization	0.0 %	27.7 %	14.4 %
Total Debt + Preferred as a % of Total Market Capitalization	3.2 %	43.8 %	16.2 %

Note: As of March 31, 2021 unless otherwise noted.

[1] Fully diluted basis. EQC share count includes common stock, LTIP Units, OP Units, and unvested stock awards. Monmouth share count includes common stock, restricted share awards, and stock options which will be accelerated at closing of the Transaction. For illustrative purposes, number of options calculated based on EQC closing price of $28.95 on May 4, 2021.

[2] The merger agreement provides for Monmouth to declare and pay one additional regular quarterly common stock dividend of $0.18 per share without Equity Commonwealth paying a corresponding common dividend to its shareholders.

[3] Includes value of Monmouth's securities portfolio of $132 million as of March 31, 2021.

[4] Reflects the cash-out of Monmouth's Series C Redeemable Preferred Stock in connection with the transaction.

EQC Equity Commonwealth

8